Exhibit 23.1

CONSENT OF WIPFLI LLP

CONCENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-188093 on Form S-1 of our report dated October 29, 2012 relating to the consolidated financial statements of ARI Network Services, Inc. and Subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2012,  and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Wipfli LLP

Milwaukee, Wisconsin

June 7, 2013